Exhibit 99.1

Investor Update	Issue Date: October 11, 2016

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the preliminary financial and operational outlook for the Company for the third quarter of 2016 and forward-looking statements for other periods.

Third-Quarter 2016 Financial Update	Estimated 3Q 2016
Consolidated Capacity Year-Over-Year Change Higher/(Lower)		2.0%

Pre-Tax Margin[1]	15.5%	—	16.0%

Revenue
Consolidated PRASM (¢/ASM)	12.61	—	12.68
Year-Over-Year Change Higher/(Lower)	(6.0%)	—	(5.5%)
Cargo Revenue ($M)	$210	—	$230
Other Revenue ($M)	$1,075	—	$1,095

Non-Fuel Operating Expense
Consolidated CASM Excluding Profit Sharing, Fuel & Third-Party Business Expense[1] (¢/ASM)	9.35	—	9.38
Year-Over-Year Change Higher/(Lower)	3.25%	—	3.50%
Third-Party Business Expense[2] ($M)		$65
Aircraft Rent ($M)		$170
Depreciation and Amortization ($M)		$500
Profit Sharing	$195	—	$215

Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		1,060
Fuel Price Including Operating Cash-Settled Hedges (Price/Gallon)[3,4]		$1.52
Operating Cash-Settled Hedge Loss (Price/Gallon)		($0.03)
Fuel Price Excluding Hedges (Price/Gallon)[3]		$1.49

Fuel Price Including Operating Cash-Settled Hedges (Price/Gallon)[3,4]		$1.52
Non-Operating Cash-Settled Hedge Loss (Price/Gallon)[5]		$0.00
Fuel Price Including All Cash-Settled Hedges (Price/Gallon)[3,6]		$1.52

Non-Operating Expense[1,7] ($M)	$110	—	$120

Effective Income Tax Rate		~36%

Gross Capital Expenditures[8] ($M)	$670	—	$690

Debt and Capital Lease Payments ($M)		$485

Diluted Share Count[9] (M)		321

Quarter End Liquidity ($B)
Unrestricted Cash, Cash Equivalents and Short-Term Investments ($B)		$4.9
Undrawn Commitments Under Revolving Credit Facility ($B)		$1.35

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expense is recorded in other revenue
3.	Fuel price including taxes and fees
4.	This price per gallon corresponds to the fuel expense line of the income statement
5.	This price per gallon corresponds to the impact of non-operating hedges that appear in the non-operating line of the income statement
6.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to the fuel expense line of the income statement
7.	The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and Non-GAAP earnings
8.	Capital expenditures include net purchase deposits and exclude fully reimbursable capital projects and operating leases converted to capital leases
9.	Diluted share count is approximately equal to basic share count

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Passenger Revenue: The Company expects third-quarter 2016 consolidated passenger unit revenue to decline 5.5 to 6.0 percent compared to the third quarter of 2015. The year-over-year performance was primarily impacted by a strong U.S. dollar, lower surcharges, travel reductions from customers impacted by lower oil prices, competitive actions and passenger demand not growing at the same pace as industry capacity. The Company’s consolidated passenger unit revenue result was near the top end of the initial guidance range largely due to better than expected September close-in bookings driven by the timing of certain holidays.

Non-Fuel Expense: The Company’s third-quarter 2016 non-fuel unit cost includes approximately 2.0 points of impact from ratified labor agreements with the pilots, flight attendants, IAM-represented employees and dispatchers.

Third-Party Business Expense: The Company’s third-quarter 2016 third-party business expense came in lower than expected due to timing of certain third-party business expense that shifted into the fourth quarter of 2016.

Profit Sharing: Due to recently ratified labor agreements, the Company’s profit sharing plans have changed for 2016. The Company now expects to pay:

•	Approximately 8.6% of total adjusted earnings up to a 6.9% adjusted pre-tax margin

•	Approximately 13.7% for any adjusted earnings above a 6.9% adjusted pre-tax margin

•	Approximately 1.6% for any adjusted earnings above the prior year’s pre-tax earnings

Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. These estimates are consistent with the Company’s current labor agreements. The Company estimates that share-based compensation expense for the purposes of the profit sharing calculation will be approximately $36 million year-to-date through the third quarter of 2016.

Fuel Expense: United expects a third-quarter 2016 hedge loss of approximately $0.03 per gallon, or approximately $30 million in total, which is comprised of operating cash-settled hedge losses included in fuel expense.

Non-Operating Expense: The Company’s third-quarter 2016 non-operating expense came in lower than expected due to one-time, out-of-period expense reconciliations.

Taxes: The Company expects a tax rate of approximately 36% for the third quarter of 2016. However, the Company expects that there will be no material cash taxes due to United’s net operating loss carryforwards (NOLs), which were approximately $8 billion as of year-end 2015. These NOLs are projected to offset (or minimize) cash income taxes for several years.

Capital Expenditures: Third-quarter gross capital expenditures are higher than previous guidance due to a change in timing of certain non-aircraft projects. There is no impact to full-year 2016 capital expenditure guidance.

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Third-Quarter 2016 Capacity

	Estimated 3Q 2016	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	30,137	4.2%
Atlantic	14,059	1.2%
Pacific	10,688	1.6%
Latin America	5,751	1.6%
Total Mainline Capacity	60,635	2.8%
Regional[1]	7,439	(3.9%)
Consolidated Capacity
Domestic System	37,266	2.5%
International System	30,808	1.4%
Total Consolidated Capacity	68,074	2.0%

Traffic (Million RPMs)
Mainline Traffic
Domestic	26,152	3.1%
Atlantic	11,518	(2.3%)
Pacific	9,188	5.3%
Latin America	5,017	4.9%
Total Mainline Traffic	51,875	2.4%
Regional Traffic[1]	6,297	(3.2%)
Consolidated Traffic
Domestic System	32,207	1.8%
International System	25,965	1.7%
Total Consolidated Traffic	58,172	1.8%

Load Factor
Mainline Load Factor
Domestic	86.8%	(0.9)	pts.
Atlantic	81.9%	(2.9)	pts.
Pacific	86.0%	3.1	pts.
Latin America	87.2%	2.7	pts.
Total Mainline Load Factor	85.6%	(0.2)	pts.
Regional Load Factor[1]	84.6%	0.6	pts.
Consolidated Load Factor
Domestic System	86.4%	(0.6)	pts.
International System	84.3%	0.3	pts.
Total Consolidated Load Factor	85.5%	(0.1)	pts.

[1]	Regional results reflect flights operated under capacity purchase agreements

Note: See Part II, Item 6 Selected Financial Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics

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GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and Non-GAAP financial measures, including net income/loss, net earnings/loss per share and cost per available seat mile (“CASM”), among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. UAL reports CASM excluding profit sharing, third-party business expense, fuel and special charges. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. In addition, UAL believes that excluding non-cash (gains)/losses on fuel derivative contracts from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 3Q 2016
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing & Special Charges (a) (b)	11.79	—	11.82
Less: Third-Party Business Expenses	0.09	—	0.09

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	11.70	—	11.73
Less: Fuel Expense (c)	2.35	—	2.35

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	9.35	—	9.38

	Estimated 3Q 2016
Non-Operating Expense ($M)
Non-operating expense	$113	—	$123
Exclude: hedge program adjustments (d)	3	—	3
Exclude: other special items	0	—	0

Non-operating expense, adjusted (b)	$110	—	$120

(a)	Operating expense per ASM – CASM excludes profit sharing and special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(d)	Hedge program adjustments consist of excluding MTM gains and losses from fuel derivative contracts settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of hedge program adjustments is to adjust GAAP fuel derivative contract gains (losses) to a cash-settled amount.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com.

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